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                       FILENE'S BASEMENT CORP.         EXHIBIT 11

                   Computation of Net Income per Common Share

                             (dollars in thousands)

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                                            Thirteen Weeks       Thirteen Weeks
                                                Ended                 Ended
                                             May 3, 1997           May 4, 1996
                                            --------------       --------------
The computation of net in-
  come available and adjusted
  shares outstanding follows:

     Net income as
       reported ...........................   $      557            $      564
                                              ==========            ==========
Net income used for
  primary and fully diluted
  computations ............................   $      557            $      564
                                              ==========            ==========

Weighted average number
  of common shares
  outstanding .............................   20,622,580            20,500,589

Add (where dilutive):
     Assumed exercise of those
       options that are common
       stock equivalents net of
       treasury shares deemed to
       have been repurchased at
       average market price for
       the period .........................      773,476               412,742
                                              ----------            ----------

Weighted average number of
  common and common equivalent
  shares outstanding used for
  primary computations ....................   21,396,056            20,913,331
                                              ==========            ==========

Add: Additional dilution assuming
  exercise of options net of
  treasury shares deemed to have
  been repurchased at the end of
  the period market price ................             -                     -

Weighted average number of
  common and common equivalent
  shares outstanding used for fully
  diluted computations ....................   21,396,056            20,913,331
                                              ==========            ==========
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